Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 908 Devices Inc. of our report dated October 2, 2020, except for the effects of the reverse stock split discussed in Note 16 to the financial statements, as to which the date is December 14, 2020, relating to the financial statements of 908 Devices Inc., which appears in 908 Devices Inc.’s Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-250954).

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

December 23, 2020